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                                  EXHIBIT 12
                         PROTECTIVE LIFE CORPORATION
                                (IN THOUSANDS)


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
                                                       1992           1993           1994           1995           1996
                                                    ----------     ----------     ----------     ----------     ----------
COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO FIXED CHARGES
Income before income tax                              $ 59,947       $ 85,044       $106,173       $121,034       $139,741
Less pretax minority interest (1)                          (90)           (19)             0              0              0
Add interest expense                                     4,806          6,338          7,766          9,589         10,063
                                                    ----------     ----------     ----------     ----------     ----------
Earnings before interest and taxes                    $ 64,663       $ 91,363       $113,939       $130,623       $149,804
                                                    ==========     ==========     ==========     ==========     ==========

Earnings before interest and taxes
  divided by interest expense                             13.5           14.4           14.7           13.6           14.9
                                                    ==========     ==========     ==========     ==========     ==========

COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO COMBINED FIXED CHARGES
  AND DISTRIBUTIONS ON SERIES A PREFERRED
  SECURITIES(2)
Income before income tax                              $ 59,947       $ 85,044       $106,173       $121,034        $139,741
Less pretax minority interest(1)                           (90)           (19)             0              0               0
Add interest expense                                     4,806          6,338          7,766          9,589          10,063
                                                     ---------     ----------     ----------     ----------     -----------
Earnings before interest and taxes                    $ 64,663       $ 91,363       $113,939       $130,623        $149,804
                                                     =========     ==========     ==========     ==========     ===========

Earnings before interest and taxes
  divided by interest expense and distributions
  on Series A Preferred Securities(2)                     13.5           14.4           10.8            9.0            10.0
                                                    ==========     ==========     ==========     ==========     ===========

COMPUTATION OF RATIO OF CONSOLIDATED
  EARNINGS TO COMBINED FIXED CHARGES,
  DISTRIBUTIONS OF SERIES A PREFERRED
  SECURITIES(2), AND INTEREST CREDITED ON
  INVESTMENT PRODUCTS
Income before income tax                              $ 59,947       $ 85,044       $106,173        $121,034       $139,741
Less pretax minority interest(1)                           (90)           (19)             0               0              0
Add interest expense                                     4,806          6,338          7,766           9,589         10,063
Add interest credited on investment products           173,658        220,772        260,081         288,710        280,377
                                                    ----------     ----------     ----------     -----------    -----------
Earnings before interest and taxes                    $238,321       $312,135       $374,020        $417,333       $430,181
                                                    ==========     ==========     ==========     ===========    ===========

Earnings before interest and taxes
  divided by interest expense, distributions
  on Series A Preferred Securities(2), and
  interest credited on investment products                 1.3            1.4            1.4             1.4            1.5
                                                    ==========     ==========     ==========     ===========    ===========

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(1) Does not include distributions on Series A Preferred Securities reported as minority interest.

(2) Distributions on Series A Preferred Securities were $2,764 in 1994, and $4,950 in 1995 and 1996;
there were no Series A Preferred Securities outstanding during any prior period.

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